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                               EXHIBIT 21.1




























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
                    HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                                 LIST OF SUBSIDIARIES

          Subsidiary                                            Jurisdiction
         ------------                                          --------------
AKG Akustische GmbH                                         Republic of Austria

Allen & Heath Limited                                       United Kingdom

Audax Industries, SNC                                       France

AudioLatina S.A. de C.V.                                    Mexico

Becker Automotive (Pty) Ltd.                                South Africa

Becker GmbH                                                 Germany

Becker Holding GmbH                                         Germany

Becker of North America, Inc.                               New Jersey

Becker Service und Verwaltungs GmbH                         Germany

BSS Audio Ltd                                               United Kingdom

Harman Audio Outlet, Inc.                                   Delaware

Harman Audio Electronic Systems GmbH                        Germany

Harman Belgium NV                                           Kingdom of Belgium

Harman Consumer Europe A/S                                  Denmark

Harman Consumer France SNC                                  France

Harman Consumer Manufacturing A/S                           Denmark

Harman Consumer Manufacturing -
    El Paso, Inc.                                           Delaware

Harman Consumer Netherlands BV                              Netherlands

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
                    HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                                 LIST OF SUBSIDIARIES

          Subsidiary                                            Jurisdiction
         ------------                                          --------------
Harman Enterprises, Inc.                                    Delaware

Harman Holding Europe A/S                                   Denmark

Harman International
    Foreign Sales Corporation                               Guam

Harman International
    Industries Limited                                      United Kingdom

Harman Investment Company, Inc.                             Delaware

Harman-Kardon, Incorporated                                 Delaware

Harman Marketing Europe A/S                                 Denmark

Harman-Motive, Inc.                                         Delaware

Harman Motive Limited                                       United Kingdom

Harman Music Group, Incorporated                            Utah

Harman Pro GmbH                                             Germany

Harman Pro North America, Inc.                              Delaware

Harman UK Limited                                           United Kingdom

Infinity Systems A/S                                        Denmark

Infinity Systems, Inc.                                      California

JBL Europe A/S                                              Denmark



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
                    HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                                 LIST OF SUBSIDIARIES

          Subsidiary                                            Jurisdiction
         ------------                                          --------------
JBL Incorporated                                            Delaware

Lexicon, Incorporated                                       Massachusetts

Madrigal Audio Laboratories, Inc.                           Connecticut

Orban, Inc.                                                 Delaware

Oxford International, Ltd.                                  Delaware

Precision Devices, Ltd                                      United Kingdom

Soundcraft Electronics, Limited                             United Kingdom

Spirit by Soundcraft, Inc.                                  Delaware

Studer Canada Limited                                       Canada

Studer Digitec S.A.                                         France

Studer Japan Ltd.                                           Japan

Studer Professional Audio AG                                Switzerland

Studer U.K. Limited                                         United Kingdom











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